CERTIFICATE OF AMENDMENT

                                                        OF

                                           CERTIFICATE OF INCORPORATION

                                                        OF

                                                AUREUS CORPORATION

                                            (Pursuant to Section 242 of
                                       the Delaware General Corporation Law)



         The   undersigned   Richard  Stout,   being  the  President  of  Aureus
Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

         1. The Certificate of Incorporation of the Corporation is hereby amended in its entirety pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware, in Article First thereof, to read hereafter as follows:

                  FIRST:            The name of the corporation is e-automate
 Corporation.

         2. The foregoing Amendment to the Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by consent action by the holders of all of the Corporation's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of August 20, 1999 and DOES HEREBY CERTIFY that the facts stated in this Certificate of Amendment are true and correct.



                                               /s/ Richard Stout
                                  Richard Stout
                                    President